                                                                     Exhibit 4.2


                                                                  EXECUTION COPY



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                                  $350,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                 April 12, 2001

                                     between

                           NATIONAL CITY CORPORATION,

                            The LENDERS Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                           --------------------------

                                    JPMORGAN,
                      a division of Chase Securities Inc.,
                    as Advisor, Lead Arranger and Bookrunner

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



                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I  DEFINITIONS.............................................................................................1
   SECTION 1.01.  Defined Terms....................................................................................1
   SECTION 1.02.  Classification of Loans and Borrowings..........................................................16
   SECTION 1.03.  Terms Generally.................................................................................16
   SECTION 1.04.  Accounting Terms; GAAP..........................................................................17

ARTICLE II  THE CREDITS...........................................................................................17
   SECTION 2.01.  The Commitments.................................................................................17
   SECTION 2.02.  Loans and Borrowings............................................................................17
   SECTION 2.03.  Requests for Syndicated Borrowings..............................................................18
   SECTION 2.04.  Competitive Bid Procedure.......................................................................19
   SECTION 2.05.  Funding of Borrowings...........................................................................21
   SECTION 2.06.  Interest Elections..............................................................................22
   SECTION 2.07.  Termination, Reduction and Increase of the Commitments..........................................24
   SECTION 2.08.  Repayment of Loans; Evidence of Debt............................................................26
   SECTION 2.09.  Prepayment of Loans.............................................................................28
   SECTION 2.10.  Fees............................................................................................28
   SECTION 2.11.  Interest........................................................................................29
   SECTION 2.12.  Alternate Rate of Interest......................................................................30
   SECTION 2.13.  Increased Costs.................................................................................31
   SECTION 2.14.  Break Funding Payments..........................................................................32
   SECTION 2.15.  Taxes...........................................................................................33
   SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.....................................34
   SECTION 2.17.  Mitigation Obligations; Replacement of Lenders..................................................36
   SECTION 2.18.  Extension of Revolving Credit Termination Date..................................................37

ARTICLE III  REPRESENTATIONS AND WARRANTIES.......................................................................39
   SECTION 3.01.  Financial Condition.............................................................................39
   SECTION 3.02.  No Change.......................................................................................39
   SECTION 3.03.  Corporate Existence;  Compliance with Law.......................................................39
   SECTION 3.04.  Corporate Power; Authorization; Enforceable Obligations.........................................39
   SECTION 3.05.  No Legal Bar....................................................................................40
   SECTION 3.06.  No Material Litigation..........................................................................40
   SECTION 3.07.  Ownership of Property; Liens....................................................................40

   SECTION 3.08.  Taxes...........................................................................................40
   SECTION 3.09.  Federal Reserve Regulations.....................................................................41
   SECTION 3.10.  Employee Benefit Plans..........................................................................41
   SECTION 3.11.  Investment Company Act; Public Utility Holding Company Act......................................41
   SECTION 3.12.  Use of Proceeds.................................................................................42
   SECTION 3.13.  No Material Misstatements.......................................................................42
   SECTION 3.14.  Environmental and Safety Matters................................................................42
   SECTION 3.15.  Capital Commitments.............................................................................42

ARTICLE IV  CONDITIONS............................................................................................42
   SECTION 4.01.  Closing Date....................................................................................42
   SECTION 4.02.  Each Credit Event...............................................................................43

ARTICLE V  AFFIRMATIVE COVENANTS..................................................................................44
   SECTION 5.01.  Financial Statements and Other Information......................................................44
   SECTION 5.02.  Inspection of Property; Books and Records; Discussions..........................................45
   SECTION 5.03.  Notices.........................................................................................46
   SECTION 5.04.  Continuance of Business.........................................................................46
   SECTION 5.05.  Compliance with Regulatory Standards............................................................46
   SECTION 5.06.  Payment of Obligations..........................................................................46
   SECTION 5.07.  Maintenance of Property; Insurance..............................................................47
   SECTION 5.08.  Employee Benefits...............................................................................47
   SECTION 5.09.  Capital Requirements............................................................................47

ARTICLE VI  NEGATIVE COVENANTS....................................................................................48
   SECTION 6.01.  Limitation on Liens.............................................................................48
   SECTION 6.02.  Mergers, Consolidations and Transfers of Assets.................................................48
   SECTION 6.03.  Tier 1 Capital..................................................................................48
   SECTION 6.04.  Nonperforming Assets............................................................................48
   SECTION 6.05.  Double Leverage.................................................................................48
   SECTION 6.06.  Use of Proceeds.................................................................................49
   SECTION 6.07.  Regulation U....................................................................................49
   SECTION 6.08.  Capital Commitments.............................................................................49

ARTICLE VII  EVENTS OF DEFAULT....................................................................................49

ARTICLE VIII  THE ADMINISTRATIVE AGENT............................................................................52

ARTICLE IX  MISCELLANEOUS.........................................................................................55
   SECTION 9.01.  Notices.........................................................................................55
   SECTION 9.02.  Waivers; Amendments.............................................................................55
   SECTION 9.03.  Expenses; Indemnity; Damage Waiver..............................................................56

   SECTION 9.04.  Successors and Assigns..........................................................................58
   SECTION 9.05.  Survival........................................................................................61
   SECTION 9.06.  Counterparts; Integration; Effectiveness........................................................61
   SECTION 9.07.  Severability....................................................................................62
   SECTION 9.08.  Right of Setoff.................................................................................62
   SECTION 9.09.  Governing Law; Jurisdiction; Etc................................................................62
   SECTION 9.10.  WAIVER OF JURY TRIAL............................................................................63
   SECTION 9.11.  Headings........................................................................................63
   SECTION 9.12.  Treatment of Certain Information; Confidentiality...............................................63

SCHEDULE I - Commitments
SCHEDULE II - Litigation

EXHIBIT A - Form of Assignment and Acceptance
EXHIBIT B - Form of Opinion of Counsel to the Borrower
EXHIBIT C - Form of Opinion of Special New York Counsel to Chase

                  CREDIT AGREEMENT dated as of April 12, 2001, between NATIONAL CITY CORPORATION, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) make loans to it in an aggregate principal amount not exceeding $350,000,000 at any one time outstanding. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ADDITIONAL COMMITMENT LENDER" has the meaning set forth in
Section 2.18(b).

                  "ADJUSTED LIBO RATE" means, for the Interest Period for any Syndicated Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period MULTIPLIED BY (b) the Statutory Reserve Rate for such Interest Period.

                  "ADMINISTRATIVE AGENT" means Chase, in its capacity as administrative agent for the Lenders hereunder.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day PLUS


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
                                     - 2 -




1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

                  "ANNIVERSARY DATE" has the meaning set forth in Section
2.18(a).

                  "APPLICABLE MARGIN" means, for any day, with respect to any Syndicated Eurodollar Loan, or with respect to the facility fees or utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread", "Facility Fee Rate" or "Utilization Fee Rate", respectively, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


                     Index Debt               Eurodollar                 Facility                Utilization
   CATEGORY           RATINGS                   SPREAD                   FEE RATE                 FEE RATE
   --------           --------                  -------                  --------                 --------
      1              greater than or equal to    0.17%                     0.08%                    0.05%
                      AA- / Aa3

      2                A- / A3                   0.25%                     0.10%                    0.05%

      3              BBB+ / Baa1                0.475%                     0.15%                   0.125%

      4              less than or equal to      0.675%                     0.20%                   0.125%
                     BBB / Baa2


                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 4;
(ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin



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
                                     - 3 -


shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "ASSUMING LENDER" has the meaning set forth in Section
2.07(e).

                  "AVAILABILITY PERIOD" means the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Termination Date and the date of termination of the Commitments.

                  "BANK REGULATORY AUTHORITY" means the Board, the Comptroller of the Currency, the Federal Deposit Insurance Corporation and all other relevant bank regulatory authorities (including relevant state bank regulatory authorities).

                  "BANK SUBSIDIARY" means any Subsidiary which is a commercial bank, banking corporation, savings and loan association, savings bank, trust company or Edge Act corporation.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWER" means National City Corporation, a Delaware corporation.

                  "BORROWING" means (a) all ABR Loans made, converted or continued on the same date or (b) all Syndicated Eurodollar Loans or Competitive Loans of the same Class and Type that have the same Interest Period (or any single Competitive Loan that does not have the same Interest Period as any other Competitive Loan of the same Type).

                  "BORROWING REQUEST" means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03.

                  "BUSINESS DAY" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and



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                                     - 4 -



(b) if such day relates to a Competitive Bid Request or Competitive Bid for a Competitive Eurodollar Loan, or to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "CAPITAL COMMITMENT" means any commitment to the Federal Deposit Insurance Corporation, the Resolution Trust Corporation, the Director of the Office of Thrift Supervision, the Comptroller of the Currency, or the Board, or their predecessors or successors, to maintain the capital of an insured depository institution.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
(c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CHASE" means The Chase Manhattan Bank.

                  "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Loans or Competitive Loans.



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                                     - 5 -


                  "CLOSING DATE" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Syndicated Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07(b), (b) increased from time to time pursuant to
Section 2.07(e) or 2.18(b), and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule I or in an agreement entered into by such Lender pursuant to Section 2.07(e) or 2.18(b) or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $350,000,000.

                  "COMMITMENT INCREASE" has the meaning set forth in Section 2.07(e).

                  "COMMITMENT INCREASE DATE" has the meaning set forth in
Section 2.07(e).

                  "COMPETITIVE", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.04.

                  "COMPETITIVE BID" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "COMPETITIVE BID RATE" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "COMPETITIVE BID REQUEST" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

                  "CONSENT DATE" has the meaning set forth in Section 2.18(a).

                  "CONSOLIDATED NET WORTH" means, at any date, the Net Worth of the Borrower and the Consolidated Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED SUBSIDIARY" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be



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
                                     - 6 -


(or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

                  "CONTRACTUAL OBLIGATION" means, with respect to the Borrower or any Subsidiary, any provision of any security issued by the Borrower or such Subsidiary, as applicable, or of any agreement, instrument or undertaking to which the Borrower or such Subsidiary, as applicable, is a party or by which it or any of its property is bound.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "EQUITY INVESTMENT" means the aggregate equity investment of the Borrower in the Subsidiaries as determined in accordance with GAAP.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any



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
                                     - 7 -


Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to (a) in the case of a Syndicated Loan or a Syndicated Borrowing, the Adjusted LIBO Rate, or (b) in the case of a Competitive Loan or a Competitive Borrowing, the LIBO Rate.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VII.

                  "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                   "EXISTING REVOLVING CREDIT TERMINATION DATE" has the meaning set forth in Section 2.18(a).

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.



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
                                     - 8 -


                  "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "FIXED RATE" means, with respect to any Competitive Loan (other than a Competitive Eurodollar Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid. When used in reference to any Loan or Borrowing, "FIXED RATE" refers to whether such Loan, or the Loans constituting such Borrowing, are Competitive Loans bearing interest at a Fixed Rate.

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GRANTING LENDER" has the meaning forth set forth in Section 9.04(b).

                  "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.



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
                                     - 9 -


                  "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "INCREASING LENDER" has the meaning set forth in Section 2.07(e).

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and
(k) all obligations in respect of Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INDEMNITEE" has the meaning set forth in Section 9.03(b).

                  "INDEX DEBT" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "INFORMATION" has the meaning set forth in Section 9.12(b).

                  "INSURED SUBSIDIARY" means any insured depositary institution (as defined in 12 U.S.C. Sec. 1813(c) (or any successor provision), as amended, reenacted or redesignated from time to time, that is controlled (within the meaning of 12 U.S.C. Sec. 1841 (or any successor provision), as amended, reenacted or redesignated from time to time) by the Borrower.



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
                                     - 10 -


                  "INTANGIBLES" means, with respect to any Person at any date, the amount of all assets of such Person that would be classified as intangible assets in accordance with GAAP, but in any event including unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, copyrights, trade or service marks, franchises, trade names, goodwill and the amount of any write-up in the book value of any assets resulting from any revaluation (other than (a) revaluations of tangible assets arising out of purchase accounting adjustments, (b) revaluations arising out of foreign currency valuations in accordance with GAAP, and (c) revaluations pursuant to the Statement of Financial Accounting Standards No. 115) thereof after December 31, 2000.

                  "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.06.

                  "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period for a Eurodollar Loan of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period therefor and, in the case of any Interest Period for a Fixed Rate Loan of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at 90-day intervals after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Loan.

                  "INTEREST PERIOD" means:

                  (a) for any Syndicated Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request;

                  (b) for any Competitive Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Competitive Bid Request; and

                  (c) for any Fixed Rate Loan or Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Loan or Borrowing and ending on the date specified in the applicable Competitive Bid Request;



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
                                     - 11 -


PROVIDED that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, in the case of a Syndicated Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

                  "LENDER AFFILIATE" means, with respect to any Lender, (a) an Affiliate of such Lender or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

                  "LENDERS" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, as an Assuming Lender pursuant to Section 2.07(e) or as an Additional Commitment Lender pursuant to Section 2.18(b), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO RATE" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.



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
                                     - 12 -


                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN DOCUMENTS" means (i) this Agreement, the promissory notes (if any) issued pursuant to Section 2.08(f) and the agreements referred to in Section 2.10(c) and (ii) any amendment, supplement, modification, consent or waiver of, to or in respect of the foregoing.

                  "LOAN LOSS RESERVES" means, with respect to the Borrower at any date, the aggregate reserves for loan losses of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "LOANS" means the loans made by the Lenders to the Borrower pursuant to this Agreement, and shall include Competitive Loans.

                  "MARGIN" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "MARGIN STOCK" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

                  "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "PRINCIPAL amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

                  "MOODY'S" means Moody's Investors Service, Inc.


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
                                     - 13 -


                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NET WORTH", with respect to any Person at any date, means (i) all amounts which would be included under shareholders' equity on a balance sheet of such Person determined in accordance with GAAP, less (ii) such Person's treasury stock, to the extent reflected in (i).

                  "NON-EXTENDING LENDER" has the meaning set forth in Section 2.18(a).

                  "NONPERFORMING ASSETS" means, as at any date, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (a) nonaccrual loans PLUS
(b) accruing loans past due 90 days or more PLUS (c) restructured loans and leases PLUS (d) other real estate owned.

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PARTICIPANT" has the meaning forth set forth in Section 9.04(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "QUARTERLY DATES" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.



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
                                     - 14 -


                  "REGISTER" has the meaning set forth in Section 9.04(c).

                  "REGULATION T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION Y" means Regulation Y of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least a majority of the sum of the total Revolving Credit Exposures and unused Commitments at such time (PROVIDED that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders).

                  "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person and any law, treaty, rule, regulation, regulatory guideline or pronouncement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the aggregate outstanding principal amount of such Lender's Syndicated Loans at such time.

                  "REVOLVING CREDIT TERMINATION DATE" means April 12, 2005, subject to extension as provided in Section 2.18.


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
                                     - 15 -



                  "RISK ADJUSTED ASSETS" means, with reference to the Borrower, at any time, the Borrower's total weighted risk assets at such time as defined and determined in accordance with Regulation Y.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "SIGNIFICANT SUBSIDIARY" means any Subsidiary which, at the time any determination is being made, constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission, 17 C.F.R. Sec. 210.1-02, as in effect on the date hereof.

                  "SPV" has the meaning forth set forth in Section 9.04(b).

                  "STATUTORY RESERVE RATE" means, for the Interest Period for any Syndicated Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

                  "SYNDICATED", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01.



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
                                     - 16 -


                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TIER 1 CAPITAL" means, with reference to the Borrower, at any time, the Borrower's Tier 1 capital at such time as defined and determined in accordance with Regulation Y.

                  "TRANSACTIONS" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Competitive Loan"), by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Competitive Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Competitive Borrowing"), by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Competitive Eurodollar Borrowing").

                  SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all



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
                                     - 17 -


tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in
Article VI, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. THE COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Syndicated Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures PLUS the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Syndicated Loans.

                  SECTION 2.02.  LOANS AND BORROWINGS.

                  (a) OBLIGATIONS OF LENDERS. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.



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
                                     - 18 -


                  (b) TYPE OF LOANS. Subject to Section 2.12, (i) each Syndicated Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be constituted entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS. Each Syndicated Eurodollar Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. Each ABR Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000; PROVIDED that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000. Borrowings of more than one Class and Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of seven Syndicated Eurodollar Borrowings outstanding.

                  (d) LIMITATIONS ON INTEREST PERIODS. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Syndicated Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would end after the Revolving Credit Termination Date.

                  SECTION 2.03.  REQUESTS FOR SYNDICATED BORROWINGS.

                  (a) NOTICE BY THE BORROWER. To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(i) in the case of a Syndicated Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (b) CONTENT OF BORROWING REQUESTS. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

                  (i)  the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;


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
                                     - 19 -



                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Syndicated Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.05.

                  (c) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  (d) FAILURE TO ELECT. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Syndicated Eurodollar Borrowing, then the requested Borrowing shall be made instead as an ABR Borrowing.

                  SECTION 2.04.  COMPETITIVE BID PROCEDURE.

                  (a) REQUESTS FOR BIDS BY THE BORROWER. Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; PROVIDED that the sum of the total Revolving Credit Exposures PLUS the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; PROVIDED that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:



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
                                     - 20 -


                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

                  (iv) the Interest Period for such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) MAKING OF BIDS BY LENDERS. Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Competitive Eurodollar Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender of such rejection as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be $5,000,000 or a larger multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Competitive Bid Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period for each such Loan and the last day thereof.

                  (c) NOTIFICATION OF BIDS BY ADMINISTRATIVE AGENT. The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) ACCEPTANCE OF BIDS BY THE BORROWER. Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the



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                                     - 21 -


Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Competitive Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the proposed date of the Competitive Borrowing; PROVIDED that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) of this proviso, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) of this proviso, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a principal amount of $10,000,000 or a larger multiple of $1,000,000; PROVIDED FURTHER that if a Competitive Loan must be in an amount less than $10,000,000 because of the provisions of clause (iv) of the first proviso of this paragraph, such Competitive Loan may be in an amount of $1,000,000 or any multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to such clause
(iv) the amounts shall be rounded to multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                  (e) NOTIFICATION OF ACCEPTANCES BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) BIDS BY THE ADMINISTRATIVE AGENT. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph
(b) of this Section.

                  SECTION 2.05.  FUNDING OF BORROWINGS.

                  (a) FUNDING BY LENDERS. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by


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                                     - 22 -


12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

                  (b) PRESUMPTION BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, (x) if such date of payment occurs within three Business Days of the date such amount is made available to the Borrower, the Federal Funds Effective Rate or (y) otherwise, the interest rate applicable to ABR Loans; PROVIDED that the Borrower shall not in any event be liable for such amount or any interest thereon to the extent the Administrative Agent has recovered such amount from such Lender. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.06.  INTEREST ELECTIONS.

                  (a) ELECTIONS BY THE BORROWER FOR SYNDICATED BORROWINGS. The Loans constituting each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Syndicated Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Syndicated Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.



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                                     - 23 -


                  (b) NOTICE OF ELECTIONS. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) CONTENT OF INTEREST ELECTION REQUESTS. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); PROVIDED that if no Interest Period is specified in any Interest Election Request for which the resulting Borrowing is a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) FAILURE TO ELECT; EVENTS OF DEFAULT. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Syndicated Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Syndicated


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                                     - 24 -


Borrowing may be converted to or continued as a Syndicated Eurodollar Borrowing and (ii) unless repaid, each Syndicated Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

                  SECTION 2.07. TERMINATION, REDUCTION AND INCREASE OF THE COMMITMENTS.

                  (a) SCHEDULED TERMINATION. Unless previously terminated, the Commitments shall terminate on the Revolving Credit Termination Date.

                  (b) VOLUNTARY TERMINATION OR REDUCTION. The Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that
(i) each reduction of the Commitments shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Syndicated Loans in accordance with Section 2.09, the sum of the total Revolving Credit Exposures PLUS the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

                  (c) NOTICE OF VOLUNTARY TERMINATION OR REDUCTION. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

                  (d) EFFECT OF TERMINATION OR REDUCTION. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  (e)  INCREASE OF THE COMMITMENTS.

                  (i) REQUESTS FOR INCREASE BY BORROWER. The Borrower may, at any time (but in no event more frequently that once during any three month period), propose that the aggregate amount of the Commitments hereunder be increased (each such proposed increase being a "COMMITMENT INCREASE") by notice to the Administrative Agent, specifying each existing Lender (each an "INCREASING LENDER") and/or each additional lender (each an "ASSUMING LENDER") that will be providing an additional Commitment and the date on which such increase is to be effective (the "COMMITMENT INCREASE DATE"), which shall be a Business



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                                     - 25 -


         Day at least three Business Days after delivery of such notice and 30 days prior to the Revolving Credit Termination Date; PROVIDED that:

                           (A) each proposed Commitment Increase shall be in the
                  aggregate amount of at least $25,000,000 or a multiple of $5,000,000 in excess thereof; PROVIDED that the minimum amount of the Commitment of any Assuming Lender as part of such Commitment Increase shall be $25,000,000 or a multiple of $1,000,000 in excess thereof;

                           (B) immediately after giving effect to such
                  Commitment Increase, the aggregate amount of the Commitments hereunder shall not exceed $500,000,000;

                           (C) no Default shall have occurred and be continuing
                  on such Commitment Increase Date or shall result from the proposed Commitment Increase;

                           (D) the representations and warranties contained in
                  this Agreement shall be true and correct on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                           (E) immediately after giving effect to such
                  Commitment Increase, no Lender shall hold more than 20% of the aggregate amount of the Commitments.

                  (ii) EFFECTIVENESS OF COMMITMENT INCREASE BY BORROWER. The Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; PROVIDED that:

                           (x) the Administrative Agent shall have received on
                  or prior to 9:00 a.m., New York City time, on such Commitment Increase Date a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in this paragraph (e) has been satisfied;

                           (y) with respect to each Assuming Lender, the
                  Administrative Agent shall have received, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Assuming Lender shall, effective as of such Commitment Increase Date, undertake a Commitment, duly executed by such Assuming



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
                                     - 26 -


                  Lender and the Borrower and acknowledged by the Administrative Agent; and

                           (z) each Increasing Lender shall have delivered to
                  the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment, with a copy of such confirmation to the Borrower.

                  (iii) RECORDATION INTO REGISTER. Upon its receipt of confirmation from a Lender that it is increasing its Commitment hereunder, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall (A) record the information contained therein in the Register and (B) give prompt notice thereof to the Borrower. Upon its receipt of an agreement referred to in clause
         (ii)(y) above executed by an Assuming Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

                  (iv) ADJUSTMENTS OF BORROWINGS UPON EFFECTIVENESS OF INCREASE. In the event that the Administrative Agent shall have received notice from the Borrower as to any agreement with respect to a Commitment Increase on or prior to the relevant Commitment Increase Date and the actions provided for in clauses (ii)(x) through (ii)(z) above shall have occurred by 9:00 a.m., New York City time, on such Commitment Increase Date, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) of the occurrence of such Commitment Increase Date promptly on such date by facsimile transmission or electronic messaging system. On the date of such Commitment Increase, the Borrower shall (A) prepay the outstanding Syndicated Loans (if any) in full, (B) simultaneously borrow new Syndicated Loans hereunder in an amount equal to such prepayment, so that, after giving effect thereto, the Syndicated Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders the amounts, if any, payable under Section 2.14.

                  SECTION 2.08.  REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  (a) REPAYMENT. The Borrower hereby unconditionally promises to pay the Loans as follows:



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                                     - 27 -


                  (i) to the Administrative Agent for account of the Lenders the outstanding principal amount of the Syndicated Loans on the Revolving Credit Termination Date, and

                  (ii) to the Administrative Agent for account of the respective Lender the then unpaid principal amount of each Competitive Loan of such Lender on the last day of the Interest Period therefor.

                  (b) MANNER OF PAYMENT. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; PROVIDED that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first), and for these purposes, Competitive Loans shall be deemed to be in the same Class as Syndicated Loans. Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (c) MAINTENANCE OF RECORDS BY LENDERS. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) MAINTENANCE OF RECORDS BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

                  (e) EFFECT OF ENTRIES. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (f) PROMISSORY NOTES. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such



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
                                     - 28 -


Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.09.  PREPAYMENT OF LOANS.

                  (a) RIGHT TO PREPAY BORROWINGS. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; PROVIDED that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

                  (b) NOTICES, ETC. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Syndicated Eurodollar Borrowing or of a Competitive Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Syndicated Borrowing or Competitive Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.11 and shall be made in the manner specified in Section 2.08(b).

                  SECTION 2.10.  FEES.

                  (a) FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for account of each Lender a facility fee, which shall accrue at the Applicable Margin on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the earlier of the date such Commitment terminates and the Revolving Credit Termination Date; PROVIDED that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases



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
                                     - 29 -



to have any Revolving Credit Exposure. Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Revolving Credit Termination Date, commencing on the first such date to occur after the date hereof; PROVIDED that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) UTILIZATION FEE. The Borrower agrees to pay to the Administrative Agent for account of each Lender a utilization fee, for each day that the aggregate principal amount of the Loans (other than Competitive Loans) shall exceed 50% of the aggregate Commitments (or at any time following the termination of the Commitments, the aggregate Commitments in effect immediately prior to such termination), at the Applicable Margin on the aggregate outstanding principal amount of such Lender's Loans for such day. Accrued utilization fees, if any, shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Revolving Credit Termination Date, commencing on the first such date to occur after the date hereof; PROVIDED that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) ADMINISTRATIVE AGENT FEES. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) PAYMENT OF FEES. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11.  INTEREST.

                  (a) ABR LOANS. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

                  (b) EURODOLLAR LOANS. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Syndicated Eurodollar Borrowing, the Adjusted LIBO Rate for the Interest Period for such Borrowing PLUS the Applicable Margin, or (ii) in the case of a Competitive Eurodollar Borrowing, the LIBO Rate for the Interest Period for such Borrowing PLUS (or MINUS, as applicable) the Margin applicable to such Loan.

                  (c) FIXED RATE LOANS. Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.



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

                                     - 30 -


                  (d) DEFAULT INTEREST. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% PLUS the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% PLUS the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Syndicated Loans, upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Revolving Credit Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Syndicated Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                  (f) COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. ALTERNATE RATE OF INTEREST. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (in the case of a Syndicated Eurodollar Borrowing) or the LIBO Rate (in the case of a Competitive Eurodollar Borrowing) for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Competitive Eurodollar Borrowing, any Lender that is required to make a Loan included in such Borrowing) that the Adjusted LIBO Rate (in the case of a Syndicated Eurodollar Borrowing) or the LIBO Rate (in the case of a Competitive Eurodollar Borrowing) for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their respective Loans (or its Loan) included in such Borrowing for such Interest Period;



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                                     - 31 -


then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Syndicated Eurodollar Borrowing shall be ineffective and such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing, (ii) if any Borrowing Request requests a Syndicated Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Competitive Eurodollar Borrowing shall be ineffective; PROVIDED that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Competitive Eurodollar Borrowings may be made to Lenders that are not affected thereby.

                  SECTION 2.13.  INCREASED COSTS.

                  (a)  INCREASED COSTS GENERALLY.  If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) CAPITAL REQUIREMENTS. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.



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                  (c) CERTIFICATES FROM LENDERS. A certificate of a Lender
setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) COMPETITIVE LOANS. Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  SECTION 2.14. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Syndicated Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Syndicated Eurodollar Loan other than on the last day of an Interest Period therefor or of any Competitive Loan, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to



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the Adjusted LIBO Rate (in the case of a Syndicated Eurodollar Loan) or the LIBO
Rate (in the case of a Competitive Eurodollar Loan) for such Interest Period, OVER (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15.  TAXES.

                  (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) PAYMENT OF OTHER TAXES BY THE BORROWER. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such


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                                     - 34 -


Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) FOREIGN LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.16. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

                  (a) PAYMENTS BY THE BORROWER. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

                  (b) APPLICATION OF INSUFFICIENT PAYMENTS. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) PRO RATA TREATMENT. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing shall be made from the Lenders, each payment of facility fee and utilization fee under Section 2.10 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.07 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments;



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                                     - 35 -


(ii) each Syndicated Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Syndicated Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Syndicated Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and
(iv) each payment of interest on Syndicated Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (e) PRESUMPTIONS OF PAYMENT. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the



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                                     - 36 -


date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) CERTAIN DEDUCTIONS BY THE ADMINISTRATIVE AGENT. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.17.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

                  (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be



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                                     - 37 -


required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.18.  EXTENSION OF REVOLVING CREDIT TERMINATION DATE.

                  (a) REQUEST FOR EXTENSION. The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 45 days and not more than 60 days prior to the first anniversary of the Closing Date or, with respect to such second additional extension, the second anniversary of the Closing Date (in each case, the "ANNIVERSARY DATE"), request that the Lenders extend the Revolving Credit Termination Date for an additional year from the Revolving Credit Termination Date then in effect hereunder (the "EXISTING REVOLVING CREDIT TERMINATION DATE"); PROVIDED that the Borrower may request only two extensions pursuant to this Section 2.18. Each Lender, acting in its sole discretion, shall, by notice to the Borrower and the Administrative Agent given not less than 20 days and not more than 30 days prior to the Anniversary Date (the "CONSENT DATE"), advise the Borrower whether or not such Lender agrees to such extension; PROVIDED that each Lender that determines not to extend the Revolving Credit Termination Date (a "NON-EXTENDING LENDER") shall notify the Administrative Agent (which shall notify the Borrower) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Lender that does not advise the Borrower on or before the Consent Date will be deemed to be a Non-extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to agree.

                  Notwithstanding anything herein or in Section 2.18(c) to the contrary, (i) the Commitment of each Non-extending Lender that is not replaced pursuant to Section 2.18(b) shall remain in effect until, and shall be reduced to zero on, such Existing Revolving Credit Termination Date and thereafter such Non-extending Lender shall have no further obligation hereunder to make any Loans and (ii) all amounts owing to such Non-extending Lender shall be paid in full on such Existing Revolving Credit Termination Date.

                  (b) REPLACEMENT OF NON-EXTENDING LENDERS. The Borrower shall have the right on or before the Anniversary Date to replace any Non-extending Lender with one or more other lenders (which may include any existing Lender) (each prior to the Anniversary Date, an "ADDITIONAL COMMITMENT LENDER") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Anniversary Date, undertake a Commitment (if any such Additional Commitment Lender is a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date). If there are Loans outstanding on the Anniversary Date, such Non-extending Lender shall



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                                     - 38 -


assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests and rights in respect of any outstanding Loans (excluding any Competitive Loans) held by it to such Additional Commitment Lender(s); PROVIDED that on the Anniversary Date such Non-extending Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

                  (c) EFFECTIVENESS OF EXTENSION. If (and only if) Lenders holding Commitments that aggregate at least 66-2/3% of the aggregate amount of the Commitments on the Consent Date shall have agreed to extend the Existing Revolving Credit Termination Date and the Administrative Agent shall have given its approval (which approval shall not be unreasonably withheld), then, effective as of the Anniversary Date, the Existing Revolving Credit Termination Date shall be extended to the date one year after the Existing Revolving Credit Termination Date (PROVIDED that, if such date is not a Business Day, then such Revolving Credit Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

                  Notwithstanding the foregoing, the extension of the Existing Revolving Credit Termination Date shall not be effective with respect to any Lender unless:

                  (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension or on the Existing Revolving Credit Termination Date; and

                  (ii) each of the representations and warranties of the Borrower in this Agreement shall be true and correct on and as of each of the date of the notice requesting such extension and the Existing Revolving Credit Termination Date with the same force and effect as if made on and as of each date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).



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                                     - 39 -


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. FINANCIAL CONDITION. The consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at December 31, 2000 and December 31, 1999, and the related consolidated statements of income and cash flows and changes in shareholders' equity of the Borrower and its Consolidated Subsidiaries for each of the fiscal years ended on such dates, reported on by Ernst & Young LLP, independent public accountants, have heretofore been furnished by the Borrower to the Lenders, and present fairly the consolidated financial condition of the Borrower and the consolidated results of the operations and changes in financial condition of the Borrower and its Consolidated Subsidiaries for the fiscal years then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein).

                  SECTION 3.02. NO CHANGE. Since December 31, 2000, there has occurred no Material Adverse Effect.

                  SECTION 3.03. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower and each corporate Subsidiary which is not a Bank Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Bank Subsidiary which is a national bank is duly organized, validly existing and in good standing under the National Bank Act, and each Bank Subsidiary (other than any Edge Act corporation) which is not a national bank is a corporation duly organized, validly existing, chartered as a state bank or trust company and in good standing under the laws of the state in which it is chartered. The Borrower and each Subsidiary (a) has all requisite power and authority to own and operate its property and assets and to conduct the business in which it is currently engaged, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower is a financial holding company duly registered with the Board under the Bank Holding Company Act of 1956, as amended.

                  SECTION 3.04. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority to execute, deliver and perform its obligations


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                                     - 40 -


under this Agreement and to borrow hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by the Borrower of this Agreement and the borrowings hereunder. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equity principles (whether enforcement is sought by proceedings in equity or at law).

                  SECTION 3.05. NO LEGAL BAR. The execution, delivery and performance of this Agreement, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any Subsidiary, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

                  SECTION 3.06. NO MATERIAL LITIGATION. Except as set forth in
Schedule II, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or to the knowledge of the Borrower threatened against the Borrower or any Subsidiary or against any of its or their respective properties (a) with respect to the Loan Documents or any of the transactions contemplated thereby, or (b) which could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.07.  OWNERSHIP OF PROPERTY; LIENS.

                  (a) PROPERTY GENERALLY. The Borrower and each Subsidiary has good record and marketable title in fee simple to or valid leasehold interests in substantially all its real property, and good title to substantially all its other property, and none of such property is subject to any Lien which is prohibited by Section 6.01.

                  (b) INTELLECTUAL PROPERTY. The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.08. TAXES. Each of the Borrower and the Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed, and has paid all Taxes shown to be due and payable on said returns or on any assessments made


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
                                     - 41 -


against it (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the Subsidiaries, as the case may be); and no tax liens have been filed and, to the knowledge of the Borrower, no claims are being asserted with respect to any such Taxes.

                  SECTION 3.09.  FEDERAL RESERVE REGULATIONS.

                  (a) Neither the Borrower nor any of the Subsidiaries is engaged principally in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U or X.

                  (c) After giving effect to the application of the proceeds of each Loan, Margin Stock will not account for more than 25% of the value (i) of the assets of the Borrower subject to Section 6.01 or (ii) of the assets subject to the provisions of Section 6.02.

                  SECTION 3.10. EMPLOYEE BENEFIT PLANS. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred in respect of any Plan of the Borrower or any ERISA Affiliate. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans. Neither the Borrower nor any ERISA Affiliate is required to contribute to any Multiemployer Plan or has withdrawn from any Multiemployer Plan where such withdrawal has resulted or would result in any Withdrawal Liability that has not been fully paid.

                  SECTION 3.11. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 as amended.



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
                                     - 42 -


                  SECTION 3.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans only for the general corporate purposes of itself and its Subsidiaries in the ordinary course of business (including as back-up financing to support the issuance of commercial paper).

                  SECTION 3.13. NO MATERIAL MISSTATEMENTS. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

                  SECTION 3.14. ENVIRONMENTAL AND SAFETY MATTERS. The Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.15. CAPITAL COMMITMENTS. The Borrower and the Subsidiaries are not a party to any Capital Commitment.



                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. CLOSING DATE. The effectiveness of this Agreement and the obligations of the Lenders to make Loans hereunder shall be conditioned upon receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

                  (a) EXECUTED COUNTERPARTS. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) OPINION OF COUNSEL TO THE BORROWER. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of David L. Zoeller, general counsel of the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required



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                                     - 43 -


Lenders shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (c) OPINION OF SPECIAL NEW YORK COUNSEL TO CHASE. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, substantially in the form of Exhibit C (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

                  (d) CORPORATE DOCUMENTS. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) OFFICER'S CERTIFICATE. A certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

                  (f) PAYMENT OF FEES AND OTHER AMOUNTS. Evidence that the Borrower shall have paid or shall have arranged for payment of all fees and other amounts then due and payable to the Lenders and the Administrative Agent in connection with the Loan Documents and the Transactions, as previously agreed in writing between the Borrower and Chase.

                  (g) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

                  The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to 3:00 p.m., New York City time, on April 15, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make any Loan is subject to the satisfaction of the following conditions:

                  (a) the representations and warranties of the Borrower set forth in this Agreement (other than, with respect to any Loan made after the Closing Date, the representations set forth in Sections 3.02 and 3.06) shall be true and correct on and as of the date of such Loan with the same effect as though made on and as of such date (or, if any such representation



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                                     - 44 -


         or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (b) at the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other expenses or amounts payable under any Loan Document shall be unpaid, the Borrower will, and will cause each of the Subsidiaries to:

                  SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. In the case of the Borrower, furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows and changes in shareholders' equity of the Borrower and its Consolidated Subsidiaries for such year, audited and reported on by independent certified public accountants of nationally recognized standing and in a form reasonably acceptable to the Required Lenders;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows and changes in shareholders' equity of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date, certified by a Financial Officer as presenting fairly the financial positions and results of operations of the Borrower and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments); all such financial statements to be complete and correct in all material respects and to be prepared in



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                                     - 45 -


         reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein);

                  (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer of the Borrower (i) certifying as to whether a Default has occurred, and if a Default has occurred specifying the details thereof and any actions taken or proposed to be taken with respect thereto, and (ii) showing in detail the calculations supporting such statement in respect of Sections 6.03, 6.04, and 6.05;

                  (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders generally, and within five days after the same are filed, copies of all financial statements and periodic reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) as soon as is reasonably practicable after the same becomes available, the "Parent Company Only Financial Statement for Bank Holding Companies" (report No. FR Y-9LP or any successor form of the Federal Reserve System) of the Borrower and the "Consolidated Financial Statements for Bank Holding Companies" (report No. FR Y-9C or any successor form of the Federal Reserve System) of the Borrower that the Borrower shall have filed with the Board;

                  (f) promptly upon the request of the Administrative Agent or any Lender, copies of all call reports of each Significant Subsidiary which is a Bank Subsidiary; and

                  (g) promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

                  SECTION 5.02. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and reasonably permit the Lenders (who shall endeavor to coordinate the exercise of their rights under this Section in order to minimize the burden on the Borrower), acting through representatives designated by them, to visit and inspect (upon reasonable prior notice to the Borrower) any of its properties and examine and make abstracts from any of its books and records, at any reasonable time during normal business hours and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the



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
                                     - 46 -


Borrower and any Subsidiary with officers of the Borrower and any Subsidiary and with the Borrower's independent public accountants.

                  SECTION 5.03. NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding against the Borrower or any Subsidiary whether at law or in equity or by or before any Governmental Authority, which is reasonably likely to result in a Material Adverse Effect; and

                  (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Each notice pursuant to this Section shall be accompanied by a statement of the chief executive officer or chief financial officer or treasurer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  SECTION 5.04. CONTINUANCE OF BUSINESS. With respect to the Borrower, at all times be a financial holding company duly registered with the Board under the Bank Holding Company Act of 1956, as amended, and continue (and will cause each Subsidiary to continue) to (a) engage in business of the same general type as now conducted by it or any other business permitted under, and in accordance with, the Bank Holding Company Act of 1956, as amended, and any regulation of, or ruling or order by, the Board issued thereunder and (b) unless otherwise permitted by this Agreement, maintain its corporate existence and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

                  SECTION 5.05. COMPLIANCE WITH REGULATORY STANDARDS. At all times substantially comply with all applicable regulatory guidelines, policy statements, regulations or other Requirements of Law and cause each Bank Subsidiary (other than any Edge Act corporation) to maintain membership with the Federal Deposit Insurance Corporation.

                  SECTION 5.06. PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its taxes and other material obligations of whatever nature, except, without prejudice to the effectiveness of paragraph (f) of Article VII hereof, for any taxes or other obligations when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in



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

                                     - 47 -


conformity with GAAP with respect thereto have been provided on the books of the Borrower or any Subsidiary, as the case may be.

                  SECTION 5.07. MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption insurance) as are usually insured against in the same or a similar business.

                  SECTION 5.08. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such ERISA Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice, if any, of such ERISA Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan and (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC.

                  SECTION 5.09. CAPITAL REQUIREMENTS. In the case of the Borrower and each of the Bank Subsidiaries to, (a) maintain (at all times 120 days or more after the date such Person became a Bank Subsidiary) such amount of capital as may be prescribed from time to time by each Bank Regulatory Authority with jurisdiction over the Borrower or such Bank Subsidiary, whether by regulation, agreement or order, and (b) ensure that each Bank Subsidiary shall be "adequately capitalized" (within the meaning of 12 U.S.C. 1831o, as amended, reenacted or redesignated from time to time) at all times 120 days or more after the date such Person became a Bank Subsidiary.


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                                     - 48 -


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other expenses or amounts payable under any Loan Document shall be unpaid, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

                  SECTION 6.01. LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of the capital stock of any Significant Subsidiary.

                  SECTION 6.02. MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS. Merge or consolidate with any other person, or sell, lease or otherwise transfer, in one transaction or a series of related transactions, assets representing a substantial part of the consolidated assets of the Borrower or any capital stock of any Subsidiary, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); PROVIDED, HOWEVER, that this Section shall not prohibit (a) any Subsidiary from merging, liquidating into or transferring assets to the Borrower; (b) any Subsidiary from merging or consolidating with or transferring assets to another Subsidiary; (c) the Borrower or any Subsidiary from transferring (including by way of any merger or consolidation) any assets or capital stock of any Subsidiary which is not a Significant Subsidiary, so long as the assets, capital stock and Subsidiaries which are the subject of such transfers during any period of 12 consecutive months would not, on a combined basis, have constituted a Significant Subsidiary (it being agreed that any capital stock of a Subsidiary will be deemed for this purpose to represent a percentage of the revenues and earnings of such Subsidiary which corresponds to the percentage such capital stock being so transferred represents of the Subsidiary's total capital stock); or (d) the Borrower or any Subsidiary from transferring any assets or capital stock the divestiture of which is required by any Governmental Authority in connection with any acquisition.

                  SECTION 6.03. TIER 1 CAPITAL. Permit at any time Tier 1 Capital divided by Risk Adjusted Assets to be less than 6%.

                  SECTION 6.04. NONPERFORMING ASSETS. Permit at any time the ratio of (a) the sum of Consolidated Net Worth and Loan Loss Reserves to (b) Nonperforming Assets to be less than 3 to 1.

                  SECTION 6.05. DOUBLE LEVERAGE. Permit at any time the ratio of
(a) the sum of the Equity Investment in the Subsidiaries and the Intangibles of the Borrower to (b) Consolidated Net Worth to be more than 1.30 to 1.



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                                     - 48 -


                  SECTION 6.06. USE OF PROCEEDS. Use proceeds of the Loans to purchase shares of capital stock of any publicly traded company (other than the Borrower) if, (a) after giving effect to such purchase, the Borrower and its Subsidiaries would own shares (other than in a fiduciary capacity) representing more than 5% of the aggregate ordinary voting power of the capital stock of such company (unless such purchase shall have been approved by the board of directors of such company) or (b) such purchase is part of an attempted hostile acquisition.

                  SECTION 6.07. REGULATION U. In the event the proceeds of any Loans are used to purchase or carry Margin Stock within the meaning of Regulation U, permit at any time more than 25% of the value (determined in accordance with Regulation U) of the assets which are subject to Sections 6.01 and 6.02 to constitute Margin Stock.

                  SECTION 6.08. CAPITAL COMMITMENTS. Enter into, assume or suffer to exist with respect to the Borrower or any of the Subsidiaries, any Capital Commitment (other than a Capital Commitment with respect to a Person that became a Bank Subsidiary after the date of this Agreement, which Capital Commitment shall be terminated not later than the first anniversary of the date on which such Person became a Bank Subsidiary).

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  Upon the occurrence of any of the following events ("EVENTS OF DEFAULT"):

                  (a) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (b) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days; or

                  (c) any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been false or misleading in any material respect on or as of the date made, deemed made or furnished; or



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                                     - 49 -


                  (d) the Borrower shall default in the observance or performance of any covenant, condition or agreement contained in
         Section 5.03, Section 5.09, or Article VI (other than Sections 6.03,
         6.04 and 6.05); or

                  (e) the Borrower shall default in the observance or performance of any other covenant, condition or agreement contained in any Loan Document (other than those specified in (a), (b) or (d) above), and such default shall continue unremedied for a period of 30 days after such notice by the Administrative Agent to the Borrower; or

                  (f) the Borrower or any Subsidiary shall (i) default in any payment of any amount of principal of or interest on any Material Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity; or

                  (g) (i) the Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, liquidation, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a conservator, receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or in any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 90 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such result which shall not have been vacated, discharged or stayed within 90 days from the entry thereof; or
         (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any


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
                                     - 50 -


         Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (h) (i) an ERISA Event or ERISA Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such ERISA Event to the Administrative Agent or after the receipt by the Administrative Agent of a statement required pursuant to Section 5.08(b)(iii) hereof, the Administrative Agent shall have notified the Borrower in writing that (A) the Required Lenders have made a determination that, on the basis of such ERISA Event or ERISA Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC, the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or the imposition of a lien in favor of a Plan and (B) as a result thereof an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Plan or Plans; or

                  (i) one or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Significant Subsidiary to enforce any such judgment; or

                  (j) any Bank Subsidiary which is a Significant Subsidiary shall cease accepting deposits or making commercial loans on the instruction of any Federal, state or other regulatory body with authority to give such instruction other than pursuant to an instruction applicable to national banks generally or a substantial portion thereof or banks located in a particular state or substantial portion thereof; or

                  (k) the Comptroller of the Currency shall, pursuant to 12 U.S.C. Sec. 55 or any successor statute, notify any Bank Subsidiary which is a Significant Subsidiary and a national bank, or any other Federal or state regulatory authority having jurisdiction to regulate any other Bank Subsidiary which is a Significant Subsidiary shall, pursuant to any comparable Federal or state statute, notify such other Bank Subsidiary, that such Bank Subsidiary's capital stock has become impaired; or any Bank Subsidiary which is a


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
                                     - 52 -


         Significant Subsidiary shall cease to be an insured bank under the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder; or

                  (1) any Insured Subsidiary as of the date hereof shall be required (whether or not the time allowed by the appropriate Federal banking agency for the submission of such plan has been established or elapsed) to submit a capital restoration plan of the type referred to in 12 U.S.C. Sec. 1831o(b)(2)(C), as amended, reenacted or redesignated from time to time; or

                  (m) the Borrower shall Guarantee in writing (voluntarily or otherwise) the capital of any Insured Subsidiary as part of or in connection with any agreement or arrangement with any Federal banking agency other than in connection with obtaining regulatory approval for the acquisition of such Insured Subsidiary; or

                  (n)  a Change in Control shall occur;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, the Commitments shall immediately and automatically terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under any Loan Document shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, in the case of each of (a) and (b), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived notwithstanding anything contained herein or in any other Loan Document.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise



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                                     - 53 -


such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or all of the Lenders, as the case may be, or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any



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action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or


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based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at National City Corporation, National City Center, 1900 East Ninth Street, Cleveland, OH 44114-3464, Attention of Mr. Thomas A. Richlovsky (Telecopy No. 216-575-0412; Telephone No. 216-575-2126);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, 270 Park Avenue, 15th Floor, New York, New York 10017, Attention of Mr. Roger A. Parker (Telecopy No. 212-270-4873; Telephone No. 212-270-3751); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02.  WAIVERS; AMENDMENTS.

                  (a) NO DEEMED WAIVERS; REMEDIES CUMULATIVE. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be



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effective only in the specific instance and for the purpose for which given.
Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) AMENDMENTS. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall

                  (i) increase the Commitment of any Lender without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv) change Section 2.16(c) without the consent of each Lender affected thereby, or

                  (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  SECTION 9.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER.

                  (a) COSTS AND EXPENSES. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and


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disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

                  (b) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) REIMBURSEMENT BY LENDERS. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) PAYMENTS. All amounts due under this Section shall be payable promptly after written demand therefor.



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                  SECTION 9.04.  SUCCESSORS AND ASSIGNS.

                  (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) ASSIGNMENTS BY LENDERS. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that

                  (i) except in the case of an assignment to a Lender or Lender Affiliate, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),

                  (ii) except in the case of an assignment to a Lender or Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,

                  (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans,

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

                  (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b) or
(g) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and


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after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, PROVIDED that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Borrower may bring any proceeding against either the Granting Lender or the SPV in order to enforce any rights of the Borrower hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis in accordance with
Section 9.12, confidential information with respect to the Borrower and its Subsidiaries to any rating agency, commercial paper dealer or provider of a



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                                     - 60 -


surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

                  (c) MAINTENANCE OF REGISTER BY THE ADMINISTRATIVE AGENT. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) EFFECTIVENESS OF ASSIGNMENTS. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) PARTICIPATIONS. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.



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                  (f) LIMITATIONS ON RIGHTS OF PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (g) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) NO ASSIGNMENTS TO THE BORROWER OR AFFILIATES. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the



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Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and any of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09.  GOVERNING LAW; JURISDICTION; ETC.

                  (a) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) SUBMISSION TO JURISDICTION. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be



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enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) WAIVER OF VENUE. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. TREATMENT OF CERTAIN INFORMATION;
CONFIDENTIALITY.

                  (a) TREATMENT OF CERTAIN INFORMATION. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its


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Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  (b) CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, "INFORMATION" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.



                                Credit Agreement
                                ----------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           NATIONAL CITY CORPORATION


                                           By /s/ Thomas A. Richlovsky
                                              Name: Thomas A. Richlovsky
                                              Title: Senior Vice President and
                                                     Treasurer



                                Credit Agreement
                                ----------------

                                           LENDERS
                                           -------

                                           THE CHASE MANHATTAN BANK,
                                             individually and as Administrative
                                             Agent


                                           By /s/ Roger Parker
                                              Name: Roger Parker
                                              Title: Vice President



                                Credit Agreement
                                ----------------

CITICORP USA, INC.



By /s/ Edward Pitt
   Name: Edward Pitt
   Title: Vice President


                                Credit Agreement
                                ----------------

SUNTRUST BANK

By /s/ William G. Daniel Jr.
   Name: William G. Daniel Jr.
   Title: Vice President


                                Credit Agreement
                                ----------------

BARCLAYS BANK PLC


By /s/ Alison McGuigan
   Name: Alison McGuigan
   Title: Associate Director



                                Credit Agreement
                                ----------------

                                     LENDERS
                                     -------

FIRST UNION NATIONAL BANK



By /s/ Ward Johnson
   Name: Ward Johnson
   Title: Vice President



                                Credit Agreement
                                ----------------

MERRILL LYNCH BANK USA



By /s/ Kevin Imlay
   Name: Kevin Imlay
   Title: Senior Lending Officer


                                Credit Agreement
                                ----------------

CREDIT SUISSE FIRST BOSTON



By /s/ Andrea E. Shkane
   Name: Andrea E. Shkane
   Title: Vice President

By /s/ David W. Kratovil
   Name: David W. Kratovil
   Title: Director



                                Credit Agreement
                                ----------------

LEHMAN COMMERCIAL PAPER INC.



By /s/ Michele Swanson
   Name: Michele Swanson
   Title: Authorized Signatory



                                Credit Agreement
                                ----------------

MELLON BANK, N.A.



By /s/ Dan Beagle
   Name: Dan Beagle
   Title: Assistant Vice President



                                Credit Agreement
                                ----------------

THE BANK OF NEW YORK



By /s/ Christopher Thompson
   Name: Christopher Thompson
   Title: Assistant Vice President



                                Credit Agreement
                                ----------------

PNC BANK, NATIONAL ASSOCIATION



By /s/ Carolyn B. Schwarz
   Name: Carolyn B. Schwarz
   Title: Vice President



                                Credit Agreement
                                ----------------

UNION BANK OF CALIFORNIA, N.A



By /s/ Joseph M. Argabrite
   Name: Joseph M. Argabrite
   Title: Vice President



                                Credit Agreement
                                ----------------

BANK OF MONTREAL



By /s/ David Skrypkar
   Name: David Skrypkar
   Title: Vice President


                                Credit Agreement
                                ----------------

                                                                      SCHEDULE I

                                   Commitments
                                   -----------


NAME OF LENDER                                                                          COMMITMENT ($)
--------------                                                                          --------------

The Chase Manhattan Bank                                                                40,000,000

Citicorp USA, Inc.                                                                      35,000,000

SunTrust Bank                                                                           30,000,000

Barclays Bank PLC                                                                       30,000,000

First Union National Bank                                                               30,000,000

Merrill Lynch Bank USA                                                                  25,000,000

Credit Suisse First Boston                                                              25,000,000

Lehman Commercial Paper Inc.                                                            25,000,000

Mellon Bank, N.A.                                                                       22,500,000

The Bank of New York                                                                    22,500,000

PNC Bank, National Association                                                          22,500,000

Union Bank of California, N.A.                                                          22,500,000

Bank of Montreal                                                                        20,000,000



                            Schedule 1 to Agreement
                            -----------------------

                                                                     SCHEDULE II

                                   Litigation
                                   ----------

                                      None.



                            Schedule II to Agreement
                            ------------------------

                                    EXHIBIT A

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of April 12, 2001 (as amended and in effect on the date hereof, the "AGREEMENT"), between National City Corporation, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Agreement are used herein with the same meanings.

                  The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Syndicated Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.



                            Assignment and Acceptance
                            -------------------------

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Closing Date of Assignment
("Assignment Date")(1):
  ---------------

                                             Principal Amount Assigned (and
                                              Identifying information as to
Facility                                     Individual Competitive Loans)
--------                                     -----------------------------

Commitment Assigned:                        $

Syndicated Loans:

Competitive Loans:

Fees Assigned (if any):

The terms set forth above and below are hereby agreed to:

                                  [NAME OF ASSIGNOR]      , as Assignor
                                  ------------------------


                                  By:_________________________
                                     Name:
                                     Title:


                                  [NAME OF ASSIGNEE]      , as Assignee
                                  ------------------------


                                  By:_________________________
                                     Name:
                                     Title:

-------------------------------
     (1) Must be at least five Business Days after execution hereof by all required parties.


                            Assignment and Acceptance
                            -------------------------

The undersigned hereby consent to the within assignment:(2)


NATIONAL CITY CORPORATION


By:_________________________
   Name:
   Title:


THE CHASE MANHATTAN BANK,
  as Administrative Agent

By:_________________________
   Name:
   Title:


-------------------
  (2) Consents to be included to the extent required by Section 9.04(b) of the Agreement.



                            Assignment and Acceptance
                            -------------------------

                                    EXHIBIT B

                  [Form of Opinion of Counsel to the Borrower]

April 12, 2001


TO:      The Chase Manhattan Bank,
         as Administrative Agent under, and
         each of the Lenders party to, the
         Credit Agreement referred to below

RE: National City Corporation Credit Agreement dated as of April 12, 2001

Gentlemen:

         I am the Senior Vice President and General Counsel of National City Corporation (the "CORPORATION") and the National City Corporation Law Department, under my direction, has acted as counsel to the Corporation in connection with a certain Credit Agreement (the "CREDIT AGREEMENT") dated as of April 12, 2001, between National City Corporation, the lenders party thereto (the "LENDERS"), and The Chase Manhattan Bank, as Administrative Agent, pursuant to which, and upon certain terms and conditions therein specified, the Lenders establish in favor of the Corporation a revolving credit facility in an aggregate amount not exceeding $350,000,000 outstanding at any one time.

         We have examined executed counterparts of the Credit Agreement and have also examined and relied upon originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, certificates of corporate officers, and other instruments and other matters and questions of law as we have deemed necessary and advisable for the purposes of the opinion herein expressed. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Based upon the foregoing, it is our opinion under the laws of the State of Ohio, the federal law of the United States and the General Corporation Law of the State of Delaware that:

         1. National City Corporation (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and to borrow funds thereunder.



                       Opinion of Counsel to the Borrower
                       ----------------------------------

         2. The execution, delivery and performance by the Corporation of the Credit Agreement and the promissory notes contemplated thereby and the borrowings of the Corporation thereunder (collectively, the "TRANSACTIONS") (i) have been duly authorized by all requisite corporate action and (ii) will not
(a) violate (1) any provision of law, statute, rule or regulation (including without limitation, Regulations T, U or X of the Federal Reserve System), or of the certificate of incorporation or other constitutive documents or by-laws of the Corporation, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which the Corporation or any Subsidiary is a party or by which it or its respective property is or may be bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon any property or assets of the Corporation or any Subsidiary.

         3. The Credit Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject as to the enforceability of rights and remedies to the equitable discretion of any court having jurisdiction and any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect.

         4. No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

         5. Neither the Corporation nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         6. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or to our knowledge threatened against the Corporation or any Subsidiary or against any of its or their respective properties (a) with respect to the Loan Documents or any of the transactions contemplated thereby, or (b) which could reasonably be expected to result in a Material Adverse Effect.

Very truly yours,


David L. Zoeller



                       Opinion of Counsel to the Borrower
                       ----------------------------------

                                    EXHIBIT C

             [Form of Opinion of Special New York Counsel to Chase]



                                                                  April 12, 2001

To the Lenders party to the Credit Agreement referred to below and The Chase Manhattan Bank, as Administrative Agent

Ladies and Gentlemen:

                  We have acted as special New York counsel to The Chase Manhattan Bank ("CHASE") in connection with the Credit Agreement (the "CREDIT AGREEMENT") dated as of April 12, 2001, between National City Corporation (the "BORROWER"), the lenders party thereto and Chase, as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $350,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 4.01(c) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

                  In rendering the opinions expressed below, we have assumed that:

                  (i) the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Borrower) constitutes legal, valid, binding and enforceable obligations of, all of the parties thereto;

                  (ii) all signatories to the Credit Agreement have been duly authorized; and

                  (iii) all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.



                  Opinion of Special New York Counsel to Chase
                  --------------------------------------------

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 9.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.16(d) of the Credit Agreement, (iii) the first sentence of Section 9.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement and (iv) the waiver of inconvenient forum set forth in
         Section 9.09(c) of the Credit Agreement with respect to proceedings in any Federal court.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  At the request of our client, this opinion letter is, pursuant to Section 4.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the


                  Opinion of Special New York Counsel to Chase
                  --------------------------------------------
transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                     Very truly yours,




                  Opinion of Special New York Counsel to Chase
                  --------------------------------------------